Exhibit d.11

[FORM OF NOMINEE HOLDER CERTIFICATION FORM]

KEATING CAPITAL, INC.

Nominee Holder Certification

The undersigned, a broker, bank or other nominee of rights (“Rights”) to purchase shares of common stock (“Common Stock”) of Keating Capital, Inc. (the “Company”), pursuant to the rights offering described and provided for in the Company’s prospectus dated [_____], 2013, (the “Prospectus”), hereby certifies to the Company and to DST Systems, Inc., as Subscription Agent for such rights offering, that (1) the undersigned has exercised, on behalf of the beneficial owners of the Common Stock of the Company (which may include the undersigned), the number of Rights specified below pursuant to the Primary Subscription Rights (as defined in the Prospectus) on behalf of beneficial owners of Rights who have subscribed for the purchase of additional shares of Common Stock pursuant to the Over-Subscription Privilege (as defined in the Prospectus), listing separately below each such exercised Primary Subscription Rights and the corresponding Over-Subscription Privilege (without identifying any such beneficial owner), and (2) each such beneficial owner’s Primary Subscription Rights have been exercised in full:

	Number of Shares of common stock as of Record Date	Number of Rights Exercised Pursuant to Primary Subscription	Number of Shares of common stock Pursuant to Over-stock Privilege as of Record Date

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[attach additional pages as needed]

[PARTICIPANT]

By:

Name:

Title:

1